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                                                                    EXHIBIT 99.7




                           CERTIFICATE OF DESIGNATIONS

                                       of

                        6% PARTICIPATING PREFERRED STOCK

                                       of

                      TRANSCONTINENTAL REFINING CORPORATION

                       (Pursuant to Section 151(g) of the
                        Delaware General Corporation Law)


                      ------------------------------------


                  TransContinental Refining Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "COMPANY"), hereby certifies that the following resolution was adopted at a meeting of the board of directors of the Company (the "BOARD OF DIRECTORS") pursuant to Section 151(g) of the Delaware General Corporation Law on December ___, 1998:

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Company, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the "6% PARTICIPATING PREFERRED STOCK"), of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

                  6% Participating Preferred Stock:

                  SECTION 1. DESIGNATION AND AMOUNT. The shares of this series shall be designated as "6% Participating Preferred Stock" (the "6% PARTICIPATING PREFERRED STOCK") and the number of shares constituting the 6% Participating Preferred Stock shall be six million (6,000,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of 6% Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into 6% Participating Preferred Stock.

                  SECTION 2. Definitions. For all purposes of this Certificate of Designations, the following terms shall have the indicated meanings:

                  "AFFILIATE" means (i) any Person (other than Jefferies & Company, Inc., Trust Company of the West or their respective affiliates or transferees to the extent such transferees


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would not otherwise be Affiliates) directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any subsidiary of the Company or any officer, director, or employee of the Company or any subsidiary of the Company or of such Person, (ii) the spouse, any immediate family member, or any other relative who has the same principal residence of any Person described in clause (i) above, and any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with, such spouse, family member, or other relative, and (iii) any trust in which any Person described in clause (i) or (ii), above, is a fiduciary or has a beneficial interest. For purposes of this definition the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, or (b) the beneficial ownership of 10% or more of the voting equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).

                  "AFFILIATE TRANSACTION" means, with respect to any Person, any direct or indirect transaction or series of related transactions with any Affiliate of such Person (including, without limitation: (i) the sale, lease, transfer or other disposition of properties, assets or securities to such Affiliate; (ii) the purchase or lease of any properties, assets, or securities from such Affiliate; (iii) an investment in such Affiliate; and (iv) any amendment of any contract or agreement with or for the benefit of an Affiliate).

                  "ASSET SALE" means any direct or indirect conveyance, sale, transfer or other disposition, excluding through damage or destruction for which Insurance Proceeds are paid, or by condemnation, in one or a series of related transactions, of any of the properties, businesses or assets of the Company or any of its consolidated subsidiaries other than (a) a disposition of inventory of the Company or any of its consolidated subsidiaries in the ordinary course of business or (b) a pledge of the assets of the Company or any of its consolidated subsidiaries to secure Debt of the Company or such subsidiary.

                  "CONSOLIDATED EBITDA" of the Company means, for any period, the following: (a) the Consolidated Net Income of the Company for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (i) the provision for income taxes for such period for the Company and its consolidated subsidiaries, (ii) depreciation, depletion and amortization of the Company and its consolidated subsidiaries for such period and (iii) Consolidated Fixed Charges of the Company for such period, determined, in each case, on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED FIXED CHARGES" of the Company for any period means (without duplication), the sum of (i) Consolidated Interest Expense of the Company for such period, (ii) dividend requirements of the Company and its consolidated subsidiaries (whether in cash or otherwise), with respect to Preferred Stock paid, accrued or scheduled to be paid or accrued during such period, in each case to the extent attributable to such period and excluding items eliminated in consolidation and (iii) fees paid, accrued or scheduled to be paid or accrued during such period by the Company and its subsidiaries in respect of performance bonds or other guarantees of payment. For purposes of clause (ii) above, dividend requirements shall be increased to an amount representing the pre-tax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to a fraction, the


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numerator of which is such dividend requirements and the denominator of which is one minus the applicable actual combined Federal, state, local and foreign income tax rate of the Company and its subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need for calculating Consolidated Fixed Charges.

                  "CONSOLIDATED INTEREST EXPENSE" of the Company and its consolidated subsidiaries means, for any period, the aggregate interest (without duplication), whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period in respect of all Debt of the Company and its consolidated subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" for any period means the net income
(loss) of the Company and its consolidated subsidiaries for such period, determined in accordance with GAAP, excluding (without duplication) (i) all extraordinary, unusual and nonrecurring gains and (ii) the net income, if positive, of any other Person, other than a consolidated subsidiary of the Company, in which the Company or any of its consolidated subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to the Company or a consolidated subsidiary of the Company during such period, but not in excess of the Company's pro rata share of such other Person's aggregate net income earned during such period or earned during the immediately preceding period and not distributed during such period.

                  "CONVERSION ADJUSTED PARTICIPATION PERCENTAGE" means, (A) prior to any conversion pursuant to Section 9, 0.06 and (B) at and after the time of any conversion pursuant to Section 9 and until the next such conversion, the difference between (1) the lesser of 0.06 and the previously existing Conversion Adjusted Participation Percentage and (2) the previously existing Conversion Adjusted Participation Percentage multiplied by the quotient of (x) the number of shares of 6% Participating Preferred Stock converted pursuant to
Section 9 since the last adjustment to the Conversion Adjusted Participation Percentage divided by (y) the number of shares of 6% Participating Preferred Stock outstanding immediately prior to the time of such conversion.

                  "DEBT" means, with respect to any Person, without duplication
(i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit, or representing the deferred and unpaid balance of the purchase price of any property acquired by such Person or services received by such Person (other than long-term service or supply contracts which require minimum periodic payments), (c) evidenced by bankers' acceptances or similar instruments issued or accepted by banks or Swap Obligations, (d) for the payment of money relating to a lease obligation required to be capitalized for financial reporting purposes in accordance with GAAP and (e) the obligation of the lessee under any Sale and Leaseback Transaction.

                  "GAAP" means generally accepted accounting principles, consistently applied.

                  "INDENTURE" means the Indenture dated as of the Issue Date governing the Company's $150,000,000 15% Senior Secured Notes due 2003 as it existed as of the Issue Date regardless of whether the indenture ceases, at any time, to be in full force and effect for any reason.



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                  "INSURANCE PROCEEDS" means the interest in and to all proceeds
(net of costs of collection, including attorney's fees) that now or hereafter may be paid under any insurance policies now or hereafter obtained by or on behalf of the Company or its subsidiaries, together with interest payable thereon and the right to collect and receive the same, including without limitation, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained by the Company or its subsidiaries.

                  "INTEREST RATE OR CURRENCY AGREEMENT" means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars, puts and similar agreements) of the Company or any of its subsidiaries relating to, or the value of which is dependent upon, interest rates or currency exchange rates.

                  "PERMITTED AFFILIATE TRANSACTIONS" means those transactions into which the Company would be permitted to enter in accordance with the provisions of Section 4.10 of the Indenture.

                  "PERSON" means any corporation, individual, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state, or political subdivision thereof, trust, municipality or other entity.

                  "PREFERRED STOCK" means any class or classes of the Company's capital stock (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon a voluntary or involuntary liquidation or dissolution of the Company over shares of any other capital stock of the Company.

                  "PREFERRED STOCK TRIGGER EVENT" shall mean (i) the Company shall be in default of its obligations hereunder, (ii) TCR Holding Corporation ("TCR Holding") or TARC shall be in breach of its obligations under the stockholders agreement among TCR Holding, TARC and the holders of capital stock of TCR Holding dated as of December 15, 1998, (iii) the Company or TCR Holding shall be in breach of its obligations under the TransContinental Stockholders Agreement or (iv) either of such agreements shall have terminated for any reason other than strictly in accordance with its terms.

                  "SALE AND LEASEBACK TRANSACTIONS" means arrangements relating to property owned on the Issue Date or thereafter acquired whereby the Company or a subsidiary of the Company transfers such property to a Person and leases it back from such Person.

                  "SWAP OBLIGATION" of any Person means any Interest Rate or Currency Agreement entered into by the Company or any of its subsidiaries with one or more financial institutions or one or more futures exchanges in the ordinary course of business and not for purposes of speculation that is designed to protect such Person against fluctuations in (x) interest rates with respect to Debt incurred, or (y) currency exchange rates.

                  "TARC" means TransAmerican Refining Corporation, a Texas corporation.

                  "TRANSCONTINENTAL STOCKHOLDERS AGREEMENT" means the stockholders agreement among the Company, TCR Holding and certain other holders dated as of December 15, 1998.

                  SECTION 3. DIVIDENDS AND DISTRIBUTIONS.

                  (A) EBITDA Dividends. Not later than the first day of May and the fifteenth day of June, September and December of each year commencing 1999, each holder of shares of 6% Participating Preferred Stock, in preference to the holders of any other shares of capital stock of the Company, shall be entitled to receive such holder's pro rata portion (rounded to the nearest cent) of a cash dividend (an "EBITDA DIVIDEND") in an aggregate amount equal to (i) the Conversion Adjusted Participation Percentage as of the record date for such EBITDA Dividend multiplied by (ii) the Consolidated EBITDA of the Company for the fiscal quarter (or partial fiscal quarter) immediately preceding payment of such EBITDA Dividend (or the last fiscal quarter of the prior year in the case of payments made on May 1); provided that the EBITDA Dividend to be paid on the first day of May 1999 shall be calculated based on the Consolidated EBITDA from the Issue Date.



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                  (B) Asset Sale Distributions. Upon payment by the Company of any dividend or other distribution on any shares of its capital stock within 60 days after the consummation of an Asset Sale (an "ASSET SALE DISTRIBUTION"), each holder of shares of 6% Participating Preferred Stock shall be entitled to receive on the date of payment of such Asset Sale Distribution such holder's pro rata portion (rounded to the nearest cent) of a cash distribution in an aggregate amount equal to (i) the Conversion Adjusted Participation Percentage as of the record date for such Asset Sale Distribution multiplied by (ii) the aggregate amount of such Asset Sale Distribution; provided that such dividend or other distribution shall be deemed to be an Asset Sale Distribution only to the extent it does not exceed the aggregate amount of proceeds received by the Company from the related Asset Sale (and any excess amount shall be treated as an Other Distribution hereunder).

                  (C) Other Distributions. Upon payment by the Company of any dividend or other distribution (other than an EBITDA Dividend or an Asset Sale Distribution) on any shares of its capital stock (other than capital stock of the Company that ranks on a parity with respect to dividends or other distributions with the 6% Participating Preferred Stock) (an "OTHER DISTRIBUTION"), each holder of shares of 6% Participating Preferred Stock shall be entitled to receive on the date of payment of such Other Distribution such holder's pro rata portion (rounded to the nearest cent) of a cash distribution in an aggregate amount equal to (1) the product of (i) the Conversion Adjusted Participation Percentage as of the record date for such Other Distribution multiplied by (ii) the difference of (x) the aggregate amount of all dividends and other distributions paid by the Company on its capital stock (including such Other Distribution, prior Other Distributions and EBITDA Dividends, but excluding Asset Sale Distributions) minus (y) the aggregate Consolidated EBITDA of the Company, in each case for the period from the Issue Date, through the end of the fiscal quarter immediately preceding the payment of such Other Distribution minus (2) the aggregate amount of all Other Distributions previously paid with respect to the shares of 6% Participating Preferred Stock outstanding on the date of the Other Distribution which causes payment of the dividend then being calculated under this clause (C).

                  (D) Calculations of Value. All calculations of the amount of dividends or distributions paid to holders of capital stock of the Company shall be made without regard to whether such dividends or other distributions consist of cash dividends or distributions or non-cash dividends or distributions (except that dividends payable in shares of Common Stock, par value $0.01 per share (the "COMMON STOCK"), of the Company, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise) shall not be considered for purposes hereof). Any non-cash dividends or other distributions shall be valued by the Board of Directors in good faith and if the valuation so determined is objected to in writing by holders of not less than a majority of the 6% Participating Preferred Stock within 30 days notice of such valuation, by a nationally recognized investment banking or valuation firm (an "APPRAISER") selected by holders of record of a majority of the 6% Participating Preferred Stock and the Company. If the Company and the holders cannot, in good faith, agree upon an Appraiser, then the Company, on the one hand, and a majority of the holders, on the other hand, each shall select an Appraiser, and the two selected Appraisers shall select a third Appraiser who shall make the required valuation. Such subsequent valuation shall be binding on the Company. No dividend that is not cash shall be paid within such 30 day period or during such subsequent valuation. Except as otherwise permitted by a vote of holders of the 6% Participating Preferred Stock pursuant to Section 4(C), the Company shall not pay any dividend or distribution declared on any capital stock of the Company prior to payment of the dividends or distributions due and payable on the 6% Participating Preferred Stock.



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                  (E) Record Date, Etc. Dividends shall accrue on outstanding shares of 6% Participating Preferred Stock from the Issue Date. The Board of Directors may fix a record date for the determination of holders of shares of 6% Participating Preferred Stock entitled to receive payment of a dividend or other distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof. If no record date is so fixed, the holders of record of shares of 6% Participating Preferred Stock on the date such dividend or distribution is declared shall be entitled to receive payment thereof. The Company shall be the registrar, transfer agent, conversion agent and dividend disbursing agent for the 6% Participating Preferred Stock and the transfer agent and registrar for the Common Stock issuable upon conversion of the 6% Participating Preferred Stock on the books of the Company until such time as a majority of the holders of record of the 6% Participating Preferred Stock shall select a new registrar, transfer agent, conversion agent and/or dividend disbursing agent.

                  (F) Interpretative Provision. For purposes of this Section 3, any purchase, redemption or other acquisition by the Company or any of its subsidiaries of any shares of the Company's capital stock (other than a conversion or redemption of shares of 6% Participating Preferred Stock), shall be deemed to be a dividend or other distribution on such capital stock in an amount equal to the aggregate amount paid to effect such purchase, redemption or other acquisition whether in cash or otherwise except to the extent such purchase, redemption or other acquisition shall be made by the Company for consideration consisting of capital stock that is junior to the 6% Participating Preferred Stock with respect to dividends and upon liquidation or winding up. Dividends shall not include payments made under the Amended and Restated Services Agreement dated as of June 13, 1997, as amended as of the Issue Date, the Services Agreement dated as of the Issue Date, the Expense Reimbursement Agreement dated as of the Issue Date or the Tax Allocation Agreement dated as of the Issue Date, each of which was executed by the Company, as each such agreement existed on the Issue Date or such later date as any of them was amended (with respect to that agreement only) with the approval of the Board of Directors; provided that any such amendment is not adverse to the holders of the 6% Participating Preferred Stock.

                  Any reference to "distribution" contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

                  (G) Increased Dividends. If the Company fails to pay any dividend or other distribution in full when due to the holders of the 6% Participating Preferred Stock under this Section 3 ("UNPAID DISTRIBUTION"), dividends shall accrue on the amount of such Unpaid Distribution at a rate of $15.00 per annum per $100 of Unpaid Distribution amount ("DEFAULT DIVIDENDS") for the period from and including the due date of any such Unpaid Distribution to and including the date the Unpaid Distribution is paid in full. Any incremental Unpaid Distribution amount in excess of an even $100 shall accrue Default Dividends at the same rate as any other Unpaid Distribution amount. Accrued Default Dividends shall be due and payable until paid.

                  (H) Cumulative Dividends. If dividends are not paid in full, or declared in full and sums set apart for the payment thereof, upon the 6% Participating Preferred Stock and any other preferred stock ranking on a parity as to dividends with the 6% Participating Preferred Stock when due hereunder, all dividends declared upon shares of 6% Participating Preferred Stock and such other parity preferred stock will when, as and if declared, be declared pro-rata so that in all cases the amount of dividends declared and paid per share on the 6% Participating Preferred Stock and such other parity preferred stock will bear to each other


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the same ratio that accumulated dividends per share on the shares of 6%
Participating Preferred Stock and such other preferred stock bear to each other. Except as set forth above, unless full cumulative dividends on the 6% Participating Preferred Stock have been paid, or declared and sums set aside for the payment thereof, dividends may not be paid, or declared and set aside for payment, and other distributions may not be made upon the common stock or on any other stock of TCR Holding ranking junior to the 6% Participating Preferred Stock as to dividends; and neither common stock nor any other stock of the Company ranking junior to the 6% Participating Preferred Stock as to dividends may be redeemed purchased or otherwise acquired for any consideration by the Company.

                  SECTION 4. VOTING RIGHTS. The holders of shares of 6% Participating Preferred Stock shall not have voting rights except as set forth herein or required by law:

                  (A) So long as a Preferred Stock Trigger Event has occurred and is continuing, the holders of the 6% Participating Preferred Stock shall be entitled, exclusively and in their sole discretion, to elect, voting separately as a class in person or by proxy three (3) of the five (5) members of the Board of Directors in accordance with the provisions of the TransContinental Stockholders Agreement. At any time that the holders of 6% Participating Preferred Stock are entitled to appoint a majority of the members of the Board of Directors, two directors shall be deemed to have resigned in accordance with the TransContinental Stockholders Agreement, and, unless persons holding all the directorships entitled to be filled by the holders of the 6% Participating Preferred Stock have been elected and are in office, and in addition to any other vote required herein or by law, no action authorized by the Board of Directors shall be taken by the Company without the affirmative vote or consent of the holders of at least a majority of all outstanding shares of 6% Participating Preferred Stock, voting separately as a class in person or by proxy.

                  (B) The holders of shares of 6% Participating Preferred Stock shall vote separately as a class, in person or by proxy, on all matters required by law to be submitted to a vote by such class of stockholders of the Company.

                  (C) So long as any of the 6% Participating Preferred Stock is outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least a majority of all outstanding 6% Participating Preferred Stock (unless the vote or consent of a greater percentage is required by applicable law or the Amended and Restated Certificate of Incorporation of the Company), voting separately as a class in person or by proxy (i) amend, alter or repeal (by merger, consolidation or otherwise) any provision of the Amended and Restated Certificate of Incorporation or the Bylaws of the Company, as amended, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the 6% Participating Preferred Stock or to change the number of directors of the Company, (ii) authorize or issue, or increase the authorized amount of, the 6% Participating Preferred Stock, any


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additional class or series of stock, or any security convertible into stock of such class or series, ranking prior to or on a parity with the 6% Participating Preferred Stock in respect of the payment of dividends or upon liquidation, dissolution or winding up of the Company (other than a series of stock ranking on a parity with the 6% Participating Preferred Stock issued to purchasers of senior secured debt of the Company ranking pari passu with the Company's 15% Senior Secured Notes due 2003), (iii) effect any reclassification of the 6% Participating Preferred Stock, (iv) enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for, or changed into stock or other securities, cash and/or any other property (other than a sale of the Common Stock pursuant to that certain Pledge and Security Agreement dated as of the Issue Date granted by TCR Holding in favor of Firstar Bank of Minnesota, N.A., as trustee), (v) assume or otherwise become obligated with respect to the Debt of any Affiliate or (vi) enter into any Affiliate Transaction other than a Permitted Affiliate Transaction.

                  (D) Whenever the Company shall be in default of its obligations hereunder (including, without limitation, failure to pay dividends), two directors shall be deemed to have resigned in accordance with the TransContinental Stockholders Agreement, the holders of the 6% Participating Preferred Stock shall have the exclusive right to elect, voting separately as a class in person or by proxy, three of the five directors of the Company and, in addition to any other vote required herein or by law, unless persons holding all the directorships entitled to be filled by the holders of the 6% Participating Preferred Stock have been elected as provided in this Section
4(D) and are in office, no action authorized by the Board of Directors shall be taken by the Company without the affirmative vote or consent of the holders of at least a majority of all outstanding shares of 6% Participating Preferred Stock, voting separately as a class in person or by proxy.

                  (E) In the case of any vacancy in the office of a director occurring among the directors elected by the holders of record of the 6% Participating Preferred Stock, a successor director shall be elected by a majority of the holders of record of the 6% Participating Preferred Stock, voting separately as a class in person or by proxy, to hold the office so vacated for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the 6% Participating Preferred Stock, including any successor director elected pursuant to the immediately preceding sentence, may be removed only by holders of record of a majority of the 6% Participating Preferred Stock during the term of office of such director and may be removed by such holders with or without cause. A meeting for the purpose of electing a director to fill a vacancy shall be called; provided that, in addition to any other vote required herein or by law, unless such vacancies have been filled as provided in this
Section 4(E), no action authorized by the Board of Directors shall be taken by the Company without the affirmative vote or consent of holders of at least a majority of all outstanding 6% Participating Preferred Stock voting separately as a class in person or by proxy.

                  (F) Whenever under the provisions hereof the right shall have accrued to the holders of the 6% Participating Preferred Stock to vote as a single class to elect a majority of the



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Company's directors or to fill any vacancy in the office of director, the Board of Directors shall, within ten days after delivery to the Company at its principal office of a request to such effect by the holders of record of a majority of the then outstanding shares of 6% Participating Preferred Stock, call a special meeting for the election of such directors, to be held upon not less than ten nor more than twenty days' notice to such holders. If such notice of meeting is not given within the ten days required above, the holders of the 6% Participating Preferred Stock requesting such meeting may also call such meeting and for such purposes shall have access to the stock books and records of the Company. At any meeting so called or at any other meeting held while the holders of shares of 6% Participating Preferred Stock shall have the voting right noted above, the holders of record of a majority of the shares of 6% Participating Preferred Stock present in person or by proxy or voting by written consent, shall be sufficient to constitute a quorum for the election of directors as provided herein. Notwithstanding the foregoing provisions, the holders of a majority of the 6% Participating Preferred Stock may elect such directors by written consent of such holders.

                  SECTION 5. CERTAIN RESTRICTIONS.

                  (A) Whenever dividends or distributions are payable on the 6% Participating Preferred Stock as provided in Section 3, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of 6% Participating Preferred Stock outstanding shall have been paid in full, the Company shall not (except as otherwise permitted by a vote of holders of the 6% Participating Preferred Stock pursuant to Section 4(C)):

                           (i) pay dividends, or make any other distributions, on any other shares of capital stock of the Company; or

                           (ii) redeem or purchase or otherwise acquire for
                                consideration, any shares of capital stock of the Company (other than shares of 6% Participating Preferred Stock).


                  (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under Section 5(A), purchase or otherwise acquire such shares at such time and in such manner.

                  SECTION 6. STATUS OF REACQUIRED OR SURRENDERED SHARES. Any shares of 6% Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Certificate of Incorporation, or in any other certificate of designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                  SECTION 7. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of 6% Participating Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are stated capital or surplus of any nature, an amount equal to the sum of (a) the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, with Default Dividends if any, and (b) $ 0.683 per share, before any payment shall be made or any assets distributed to the holders of any other


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class or series of the Company's capital stock. If there is any dividend paid or distribution made to holders of any other class or series of the Company's capital stock in connection with a liquidation, dissolution or winding up (whether before or after payment of the liquidation preference of the shares of 6% Participating Preferred Stock), such dividend or distribution shall be deemed an Asset Distribution. Neither a merger, consolidation or other business combination of the Company with or into another corporation or other entity nor a sale or transfer of all or part of the Company's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Company for purposes of this Section 7 (unless such action is specifically approved by holders of a majority of the 6% Participating Preferred Stock).

                  The holder of any shares of 6% Participating Preferred Stock shall not be entitled to receive any payment owed for such shares under this
Section 7 until such holder shall cause to be delivered to the Company (i) the certificate(s) representing such shares of 6% Participating Preferred Stock and
(ii) transfer instrument(s) satisfactory to the Company and sufficient to transfer such shares of 6% Participating Preferred Stock to the Company free of any adverse interest. No interest shall accrue on any payment after the liquidation date.

                  SECTION 8. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted or changed into other stock or securities, cash and/or any other property in accordance with
Section 4(C), then in any such case each share of 6% Participating Preferred Stock shall at the same time be similarly exchanged or changed into an amount (in cash or securities) per share equal to the quotient of:

                  (1) the Conversion Adjusted Participation Percentage multiplied by the value of all stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which all shares of Common Stock (on a fully diluted basis) are converted, changed or exchanged (with the value of all property other than cash and securities traded on the New York Stock Exchange, The Nasdaq Stock Market or another national securities exchange set by resolution of the Board of Directors in good faith); divided by

                  (2) the total number of shares of 6% Participating Preferred Stock outstanding at the time of calculation;

                  (3) plus the right to receive the amount set forth in the following sentence. At the first payment date with respect to EBITDA Dividends which would have occurred after conversion, change or exchange of any shares of 6% Participating Preferred Stock pursuant to consolidation, merger, combination or other transaction, the Company shall pay pro rata to the holder of record of the shares so converted, changed or exchanged, an amount (in addition to other accrued and unpaid amounts due (whether or not declared) with respect to such shares) equal to the EBITDA Dividends that otherwise would have been paid to such holder on such shares multiplied by a fraction the numerator of which is the number of days in the fiscal quarter in which such conversion, change or exchange occurred prior to and including the date of conversion, change or exchange and the denominator of which is the total number of days in such fiscal quarter.

                  SECTION  9. CONVERSION RIGHT.

                  (A) Right of Conversion. Subject to and upon compliance with the provisions of this Section 9, each share of 6% Participating Preferred Stock shall, at the option of the holder of record thereof, be convertible at any time, into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) equal to the quotient of:

                           (i)      the product of:

                                    (a)     the Conversion Adjusted
                                            Participation Percentage; multiplied
                                            by

                                    (b)     the aggregate number of shares of
                                            Common Stock outstanding or which
                                            may be issued upon exercise or
                                            exchange of all outstanding
                                            warrants, options or rights to
                                            subscribe for or purchase shares of
                                            Common Stock or securities
                                            convertible into or exchangeable for
                                            Common Stock (including, without
                                            limitation, the outstanding shares
                                            of 6% Participating Preferred
                                            Stock); divided by

                           (ii)     the total number of shares of 6%
                                    Participating Preferred Stock outstanding at the time of calculation;

plus the right to receive an amount equal to EBITDA Dividends pursuant to the final paragraph of Section 9(B).

                  (B) Manner of Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of one or more shares of 6% Participating Preferred Stock to be converted shall surrender such shares at any of the offices or agencies to be maintained for such purpose by the Company accompanied by the funds, if any, required by the last paragraph of this Section 9(B) and shall give written notice of conversion in the form provided on such shares of 6% Participating Preferred Stock (or such other notice as is acceptable to the Company) to the Company at such office or agency that the holder elects to convert the shares of 6% Participating Preferred Stock specified in said notice. Such notice shall also state the name or names, together with the address or addresses, in which the certificate or certificates shall be issued for shares of Common Stock issuable in such conversion. Each share of 6% Participating Preferred Stock surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such share is registered, be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder of record or his duly authorized attorney and an amount sufficient to pay any transfer or similar tax. As promptly as practicable after the surrender of such shares of 6% Participating Preferred Stock and the receipt of such notice, instruments of transfer and funds, if any, as aforesaid, the Company shall issue and deliver at such office or agency to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such share of 6% Participating Preferred Stock in accordance with the provisions of this Section 9 and a check or cash in respect of any fractional interest in a share of Common Stock arising upon such conversion, as provided in Section 9(C).

                  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such shares of 6% Participating Preferred Stock shall have been surrendered and such notice (and any applicable instruments of transfer and any required taxes) received by the Company as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open.

                  At the first payment date with respect to EBITDA Dividends to occur (or, if all such shares are converted, which would have occurred) after each conversion of any shares of 6% Participating Preferred Stock, the Company shall pay pro rata to the holder of record of the shares so converted an amount (in addition to other accrued and unpaid amounts due (whether or not declared) with respect to such shares) equal to the EBITDA Dividends that otherwise would have been paid to such holder had such holder not so converted such shares multiplied by a fraction the numerator of which is the number of days in the fiscal quarter in which such conversion occurred prior to and including the date of conversion and the denominator of which is the total number of days in such fiscal quarter.

                  (C) Cash Payments in Lieu of Fractional Shares. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of 6% Participating Preferred Stock. In lieu of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of any share of 6% Participating Preferred Stock, the Company shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the value of a share of Common Stock (as determined by the Board of Directors in good faith) on the business day next preceding the day of conversion multiplied by the fractional interest that otherwise would have been deliverable upon conversion of such share.

                  (D) Notice to Holders Prior to Certain Corporate Actions. In case:

                           (i) there shall be any merger or consolidation to which the Company is a party, or any sale or transfer of all or substantially all of the assets of the Company; or

                           (ii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then in each such case the Company shall cause to be given to the holders of record of shares of 6% Participating Preferred Stock and the stock transfer or conversion agent, as appropriate, as promptly as possible, but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating the date on which such merger, consolidation, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such merger, consolidation, sale, transfer, statutory exchange, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 9(D).

                  (E) Reservation of Shares of Common Stock. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of shares of 6% Participating Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 6% Participating Preferred Stock not theretofore converted and on or before (and as a condition of) taking any action that would result in an increase in the number of shares of Common Stock deliverable upon conversion above the number thereof previously reserved and available therefor, the Company shall take all such action so required. For purposes of this Section 9(E), the number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 6% Participating Preferred Stock shall be computed as if at the time of computation all outstanding shares of 6% Participating Preferred Stock were held by a single holder.

                  Before taking any action that would reduce the imputed conversion price for the 6% Participating Preferred Stock below the par value (if any) of the shares of Common Stock deliverable upon conversion of the shares of 6% Participating Preferred Stock, the Company shall take all corporate action that is, in the opinion of its counsel, necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such imputed conversion price.

                  (F) Transfer Taxes, Etc. The Company shall pay any and all documentary stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversions of shares of 6% Participating Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of 6% Participating Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

                  (G) Automatic Conversion. Each share of 6% Participating Preferred Stock shall automatically be converted into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) equal to the quotient of:

                           (i)      the product of:

                                    (a)     the Conversion Adjusted
                                            Participation Percentage; multiplied
                                            by:

                                    (b)     the aggregate number of shares of
                                            Common Stock outstanding or which
                                            may be issued upon exercise or
                                            exchange of all outstanding
                                            warrants, options or rights to
                                            subscribe for or purchase shares of
                                            Common Stock or securities
                                            convertible into or exchangeable for
                                            Common Stock (including, without
                                            limitation, the outstanding shares
                                            of 6% Participating Preferred
                                            Stock); divided by

                           (ii)     the total number of shares of 6%
                                    Participating Preferred Stock outstanding at the time of calculation,

effective contemporaneously with the a firm commitment, underwritten public offering Common Stock registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), other than a registration relating solely to a transaction under Rule 145 promulgated under the Securities Act or to an employee benefit plan of the Company, that results in (i) proceeds to the Company and/or any selling stockholders of not less than $100 million, (ii) total market capitalization of outstanding equity shares of Common Stock (on a fully diluted basis) of $500 million and (iii) such Common Stock being listed on the American Stock Exchange or the New York Stock Exchange or quoted for trading on the Nasdaq National Market Tier of The Nasdaq Stock Market; provided that all accrued and unpaid amounts (whether or not declared) the full amount of the liquidation preference on the 6% Participating Preferred Stock and Default Dividends shall have been paid in full in cash.

                  At the first payment date with respect to EBITDA Dividends to occur (or, if all such shares are converted, which would have occurred) after each conversion of any shares of 6% Participating Preferred Stock, the Company shall pay pro rata to the holder of record of the shares so converted an amount (in addition to other accrued and unpaid amounts due (whether or not declared) with respect to such shares) equal to the EBITDA Dividends that otherwise would have been paid to such holder had such holder not so converted such shares multiplied by a fraction the numerator of which is the number of days in the fiscal quarter in which such conversion occurred prior to and including the date of conversion and the denominator of which is the total number of days in such fiscal quarter.

                  (H) Covenant as to Common Stock. The Company covenants that all shares of Common Stock delivered upon conversions of shares of 6% Participating Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

                  The Company further covenants that if at any time the Common Stock shall be listed on the New York Stock Exchange, The Nasdaq Stock Market or any other national securities exchange the Company will, if permitted by the rules of such exchange or market, list and keep listed so long as the Common Stock shall be so listed on such exchange or market, all Common Stock issuable upon conversion of the shares of 6% Participating Preferred Stock.

                  SECTION 10. OPTIONAL REDEMPTION. At any time after the sale by the Company of all or substantially all of its assets in accordance with Section 4(C), the Company, at its option, may redeem shares of 6% Participating Preferred Stock, in whole but not in part, on any date set by the Board of Directors, by payment to each holder of shares of 6% Participating Preferred Stock of an amount per share in cash equal to the quotient of:

                  (i) the Conversion Adjusted Participation Percentage multiplied by the value of all stock, securities, cash and/or any other property (payable in kind), as the case may be, distributed or otherwise made available to holders of Common Stock (with the value of all property other than cash and securities traded on the New York Stock Exchange, The Nasdaq Stock Market or other national securities exchange set by resolution of the Board of Directors in good faith); divided by

                  (ii) the total number of shares of 6% Participating Preferred Stock outstanding at the time of calculation;

plus the right to receive the amount set forth in the immediately succeeding paragraph; provided that the Company has redeemed or otherwise retired in full all of its obligations on its 15% Senior Secured Notes due 2003 and paid all accrued and unpaid amounts due with respect to such shares of 6% Participating Preferred Stock. Any such payment shall be hereinafter referred to as the "REDEMPTION PRICE".

                  At the first payment date with respect to EBITDA Dividends to occur (or, if all such shares are redeemed, which would have occurred) after each redemption of shares of 6% Participating Preferred Stock, the Company shall pay pro rata to the holder of record of the shares so redeemed an amount (in addition to other accrued and unpaid amounts due (whether or not declared) with respect to such shares) equal to the EBITDA Dividends that otherwise would have been paid to such holder had the Company not so redeemed such shares, multiplied by a fraction the numerator of which is the number of days in the fiscal quarter in which such conversion occurred prior to and including the date of redemption and the denominator of which is the total number of days in such fiscal quarter.

                  Not more than 60 nor less than 20 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of shares of 6% Participating Preferred Stock to be redeemed, at each holder's address as it shall appear upon the stock transfer books of the Company. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of 6% Participating Preferred Stock to be redeemed and that on and after the redemption date, dividends will cease to accrue on such shares.

                  Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of 6% Participating Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to a holder shall not affect the validity of the proceedings for the redemption as stated in such notice of the shares of 6% Participating Preferred Stock. On and after the date fixed for redemption, the holders of shares of 6% Participating Preferred Stock shall surrender the certificates evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price as herein provided. If, on the date fixed for redemption, the Redemption Price shall be available therefor and shall have been irrecoverably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to hold such shares of 6% Participating Preferred Stock, and all rights whatsoever with respect to the shares so called for redemption (except the right of a holder thereof to receive payment of the Redemption Price as herein provided without interest upon surrender of its certificates therefor) shall terminate. At the close of business on the redemption date, the holders of 6% Participating Preferred Stock (unless the Company defaults on its obligations to deliver the Redemption Price) shall be, without any further action, deemed a holder of the Redemption Price.

                  Except as set forth in this Section 9(G), the shares of 6% Participating Preferred Stock shall not be subject to the operation of any purchase, retirement, mandatory redemption or sinking fund.

                  No holder of shares of 6% Participating Preferred Stock shall be entitled to receive payment of the Redemption Price for such shares until it shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such shares of 6% Participating Preferred Stock redeemed and (ii) transfer instrument(s) satisfactory to the Company duly executed by the holder of record and sufficient to transfer such shares of 6% Participating Preferred Stock to the Company free of any adverse interest.

                  SECTION 11. RANK; NO PREEMPTIVE RIGHTS. The 6% Participating Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, and as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, senior to all series of any other class of Preferred Stock unless otherwise permitted by the holders of the 6% Participating Preferred Stock in accordance with Section 4(C)(ii). Except as set forth herein, the 6% Participating Preferred Stock shall not be entitled to any preemptive or subscription rights in respect of any securities of the Company.

                  SECTION 12. FINANCIAL STATEMENTS, ETC. The Company shall deliver to the holders of record of the 6% Participating Preferred Stock:

                  (A) as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each fiscal year of the Company (other than the fourth fiscal quarter), consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its consolidated subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Company and its consolidated subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that those consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries, and those consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its consolidated subsidiaries, in each case in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (B) as soon as available and in any event within 105 days after the end of each fiscal year of the Company, consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its consolidated subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its consolidated subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of those consolidated statements and balance sheet of the Company, by an opinion of independent certified public accountants of recognized national standing, which opinion shall state that those consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP and (ii) in the case of those consolidating statements and balance sheets, by a certificate of a senior financial officer of the Company, which certificate shall state that those consolidating financial statements fairly present the respective unconsolidated financial condition and results of operations of the Company and of each of its consolidated subsidiaries, in each case in accordance with GAAP as at the end of, and for, such fiscal year;

                  (C) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company has filed with the Securities and Exchange Commission or any national securities exchange (delivery of quarterly reports on Form 10-Q and annual reports on Form 10-K will be deemed to satisfy the requirements of clauses (A) and (B) of this
Section 12, respectively);

                  (D) promptly upon their being mailed or provided to the stockholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed or provided (without duplication of such statements delivered pursuant to clauses (A) and (B) above);

                  (E) promptly after the Company knows or has reason to believe that any default, or an event that with notice or the passage of time or both will result in a default, has occurred with respect to any indebtedness of the Company with an aggregate principal amount in excess of $10 million, a notice of such default or event describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect to such default or event; and

                  (F) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its subsidiaries as holders of record of a majority of the 6% Participating Preferred Stock may reasonably request.

                  SECTION 13. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                  SECTION 14. EXTERNAL DOCUMENTS. Any document referred to herein will be made available to any holder of 6% Participating Preferred Stock without charge upon written request to the Company.